UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 18, 2013

Assured Pharmacy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-35735	98-0233878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5600 Tennyson Parkway, Suite 390, Plano, Texas 75024
(Address of principal executive offices)

(972) 473-4033
Registrant's telephone number, including area code

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

Assured Pharmacy, Inc. (the “Company”) submitted the following actions to be taken by consent of its shareholders in lieu of a meeting in its definitive proxy statement, as filed with the U.S. Securities and Exchange Commission on October 29, 2013 (the “Proxy Statement”):

1.	Amend and restate the Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock available for issuance from 35,000,000 to 100,000,000.

2.
Create and designate a class of Preferred Stock called the “Series D Preferred Stock,” consisting of 15,000 shares of stock, par value $0.001 per share, and designate to such class of stock those rights as described in that certain Certificate of Designation attached as Exhibit B to the Company’s Proxy Statement.

Voting closed on November 18, 2013, at which time both proposals were approved by an affirmative vote of a majority of the outstanding shares of the Company’s common and preferred stock entitled to vote thereon. As indicated in the Proxy Statement, the Company determined October 8, 2013 to be the record date for the determination of shareholders entitled to notice of, and to vote upon, the proposals. With respect to each action submitted to shareholder vote, the shareholders voted as set forth below.

Action 1:	As to the increase in the number of shares of Common Stock available for issuance from 35,000,000 to 100,000,000, the voting results were as follows:

Number of Votes For:	Number of Votes Against:
9,629,829	496,897

Action 2:	As to the creation and designation of a class of Preferred Stock called the “Series D Preferred Stock,” the voting results were as follows:

Number of Votes For:	Number of Votes Against:
9,629,829	496,897

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 20, 2013

ASSURED PHARMACY, INC., a Nevada corporation

By:	/s/ Robert DelVecchio
Name:	Robert DelVecchio
Title:	Chief Executive Officer